                                                           EXHIBIT 10.30


                                                                     Translation
                                                                    Page 1 of 17










                                 Notarial Instrument




                                   Werner Schiebel
                                    Notary Public
                                   83022 Rosenheim



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                                                                     Translation
                                                                    Page 2 of 17





                                    Certified Copy

                                       [Emblem]

                            Werner Schiebel, Notary Public
                                      (address)



      I hereby certify that the attached copy is a true and complete copy of the original submitted to me.

                          Rosenheim, dated 17 November 1997


                                                      [signed]
                                                      Notary Public

                                                                     Translation
                                                                    Page 3 of 17

Notary's Document Register No. 3136/1997 S


                        Offer to enter into a contract of sale
                           (with the obligation to tender)


Today, this thirteenth day of November
nineteen hundred ninety seven

                                  13 November 1997 -

there appeared before me
                                   Werner Schiebel,

notary public in Rosenheim, in my official residence in Rosenheim, Rathausstr. 15/11:

1.  Dr. Hans-Ferdinand Steinbeis,
    lawyer in 83098 Brannenburg,

    here not acting in his own name but, in his capacity as registered director (Geschaftsfuhrer having individual power of representation, for and on behalf of

                             Steinbeis Beteiligungs GmbH
                             with its seat in Brannenburg

    (business address: Rosenheimer Str. 88, 83098 Brannenburg),

    which company, in its capacity as general partner having individual power of representation, is in turn acting for and on behalf of

                    Steinbeis GmbH & Co. Grundstucksverwaltungs KG

                             with its seat in Brannenburg

    (business address as above).

2.  Dr. Walter Haegler, registered director
    and
    Mr. Jens-Peter Heins, Prokurist (NB: person vested with general commercial power of attorney),


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                                                                     Translation
                                                                    Page 4 of 17



    both here not acting in their own name but for and on behalf of

                                Steinbeis Gessner GmbH
                             with its seat in Brannenburg

    (business address: Rosenheimer Str. 88, 83098 Brannenburg).

    In this respect I, after having inspected the commercial register kept with the Amtsgericht (local court) Traunstein - Registry Court - on 21 October 1997, confirm that

    - Steinbeis Beteiligungs GmbH with its seat in Brannenburg is registered therein under HRB no. 7167, and that Dr. Hans-Ferdinand Steinbeis has individual power to represent the company-,

    - Steinbeis GmbH & Co. Grundstucksverwaltungs KG with its seat in Brannenburg is registered therein under HRA no. 6456, and that Steinbeis Beteiligungs GmbH is the sole personally liable (General) partner of such company;

    - Steinbeis Gessner GmbH with its seat in Brannenburg is registered therein under HRB no. 112, and that Dr. Walter Haegler as registered director and Mr. Jens-Peter Heins as Prokurist are authorised to represent the said company jointly.

    The persons appearing are personally known to me, the recording notary public.

I have satisfied myself as to the entries in the land title register. The persons appearing declare the following:




                                       A. Offer

Steinbeis GmbH & Co. Grundstucksverwaltungs KG with its seat in Brannenburg offers

Steinbeis Gessner GmbH with its seat in Brannenburg to enter into the following

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                                                                   Translation
                                                                  Page 5 of 17



                            Contract for the Sale of Land:

1.  Preamble

According to the entry in the land title register of the Amtsgericht Rosenheim of

                                        Vagen
                                      folio 1257

Gessner & Co. GmbH, now trading under the name "Steinbeis Gessner GmbH" is the sole owner of the following property:

Local subdistrict of Vagen

Plot no. 2548           "Brunnlstauden", greenland-field,
                        having a size of                        21,535 m(2)


In Section III this property is not encumbered, whereas the following encumbrances are registered in Section 11:

-   right to lay cables (Kabelrecht) in favour of Isar-Amperwerke AG, Munich

- right to conduct dirty water (Schmutzwasserleitungsrecht) in favour of the municipality of Feldkirchen-Westerham

- priority notice of conveyance concerning a fractional tract of land in favour of the municipality of Feldkirchen-Westerham.

The priority notice of conveyance is based on the instrument of the notary public Dr. Gunter Grassmann in Bad Aibling dated 18 January 1995, Doc. Reg. No. 106. The result of the measuring is already available. Pursuant to the official record of changes no. 1419, local subdistrict of Vagen, the measured fractional tract of the land has a size of 94 m(2) so that after execution of the official record of changes the remaining property is defined as follows:

Plot no. 2548           "Brunnlstauden", greenland - field,
                         having a size of                          21,441 m(2)

Pursuant to the recording notary public's instrument dated 26 November 1996, Doc. Reg. No. 3625, Steinbeis Gessner GmbH contributed the plot no. 2548, less the fractional tract of 94 M2 under the official record of changes no. 141, local subdistrict of Vagen, to Steinbeis GmbH & Co. Grundstucksverwaltungs KG, Brannenburg. The transfer of title is registered upon execution of the above-mentioned official record of changes no. 1419, local subdistrict of Vagen.

The following agreements shall relate to the property plot no. 2548 remaining after execution of the official record of changes, having a size of 21,441 m(2).

                                                                    Translation
                                                                   Page 6 of 17

2.  Sale

Steinbeis GmbH & Co. Grundstucksverwaltungs KG, Brannenburg, - in the following referred to as the "Seller"-
                                       sells to

Steinbeis Gessner GmbH, Brannenburg,

- in the following referred to as the "Purchaser"

for sole ownership

the property plot no. 2548 with a size of 21,441 m(2) as more particularly defined in Clause 1 of this instrument, together with any and all rights, fixtures and the statutory accessories.

3.  Purchase Price

3.1 The purchase price shall amount to      DM 4,000,000
    - four million Deutschmarks -.

    This purchase price shall be increased by the development charges which are to be borne by the Purchaser pursuant to the agreements set forth in Clause
    5.2 hereof.

3.2 The overall purchase price, excluding interest, shall be due for payment as soon as the notary public has confirmed to the Purchaser in writing that

    a) for the purposes of protecting the claim for transfer of title, a priority notice of conveyance, which may be subordinate to the easements specified in Clause 1 hereof (cable right in favour of Isar-Amperwerke AG and right to conduct dirty water in favour of the municipality of

                                                                    Translation
                                                                   Page 7 of 17


    Feldkirchen-Westerham) has been registered in favour of the Purchaser in the land title register,

    b) the public law permissions which are required for the legal validity of the contract of sale concluded atter acceptance ot the otter, at present in particular under the Real Estate Transactions Act have been given, and

    c) the notary public has been provided with a declaration in due form concerning the non-existence or waiver of the right of first refusal under the German Building Code.

    The notary public is requested to notify the parties hereto if and when the conditions of the due date have been met.

3.3 The Seller's account yet to be specified shall be credited with the due purchase price by no later than 10 days after the Purchaser has received the notary public's written confirmation that the above agreed conditions of the due date have been met.

3.4 In the event of default in payment, the amount due shall, as of the first day in default, bear interest at a rate of 3.5% - three point five per cent
    - p.a. above the discount rate of the German Bundesbank from time to time. The interest shall be due immediately. The right to claim compensation of any further damage caused by default shall remain unaffected.


4.  Obligation of Conveyance, Priority Notice

The parties hereto mutually undertake to transfer and accept titie to the land and to give any other declaration required for the execution and registration of the transaction in the land titie register by entering into a supplement to this instrument immediately after the offer has been accepted and after any and all payment obligations assumed by the Purchaser towards the Seller under this instrument have been satisfied.

The Seller irrevocably consents to and the Purchaser, for the purposes of protecting his claim for transfer of titie to the contractual property, applies for the registration of a priority notice pursuant to sec. 883 BGB (German Civil Code)

in favour of the Purchaser.

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                                                                    Translation
                                                                   Page 8 of 17

The Purchaser shall apply for the cancellation of the priority notice upon the registration of conveyance, provided that in the meantime no registrations which might affect his claim have been made without his consent.


5.  Possession, Profits and Enjovrnent, Encunibrances

5.1 Delivery of possession shall be effected upon the date the Seller's account is credited with the purchase price (value date on the Seller's account).

    Profits and enjoyment as well as all encumbrances and charges, the risk of deterioration and the duty to maintain safety shall devolve upon the Purchaser as of the same time.

5.2 Development charges under the German Building Code and all other charges and development costs for public-utility installations and waste disposal systems, streets, sidewalks and other installations pursuant to statutory provisions, in particular pursuant to the Local Rates Act, in relation to which official notices of costs or charges are served as of today's date shall be borne by the Purchaser.

    Any such development costs in the broadest sense shall also be borne by the Purchaser if they are attributable to development measures taken in the past. However, the Seller represents that there are no amounts outstanding on official notices of costs or charges already served.

    The parties involved have been informed about sec. 134 German Building Code according to which the person having title to the property at the time of service of the official notice of charge shall be liable towards the municipality for such charges. In the event that the municipality holds one contracting party liable contrary to the above agreements, the contracting parties shall be obliged to internally arrange for a compensation in accordance with the above agreements, i.e. after acceptance of this offer the Purchaser should pay to the Seller, in addition to the purchase price agreed in Clause 3, any and all charges which the Seller might have paid, plus 3.5% interest above the discount rate of the German Bundesbank from time to time as of the date of payment of such charges by the Seller until receipt of the increased purchase price.

5.3 The contractual property is let on lease. The present lease expires on 31 December 1998. lt is tacitly extended by one calendar year unless the lease agreement is terminated on or before 30 September of a year to the end of the year.

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                                                                     Translation
                                                                    Page 9 of 17


    The Seller undertakes to terminate the lease upon the Purchaser's request and, without the Purchasers consent, neither to let nor to lease the contractual property again. As far as the existing lease or tenancy or lease relationships entered into with the Purchaser's consent are concerned, the Purchaser shall enter into any and all rights and obligations thereunder as of the date of delivery of possession.


6.  Warranty

6.1 The Seller shall be liable for the unhindered transfer of possession and titie and for the freedom of the contractual property from any charges or encumbrances registered in the land title register to the extent such charges or encumbrances are not expressly assumed by the Purchaser in this instrument.

    However, the Seller shall not be liable for the condition and possibilities of use of the contractual property, the correctness of the measurements stated in this instrument, the freedom from environmental pollution (Altiasten) and ancient rights or easements (altrechtliche
    Dienstbarkeiten). The Seller is not aware of such easements or environmental pollution affecting the contractual property.

6.2 The easements specified in Clause 1 of this instrument are assumed by the Purchaser for further toleration and allowance, together with all obligations resulting from the consents to the entry in the land register. The Purchaser is aware of the content of such rights.

6.3 After having discussed the statutory provisions relating to the Sellers liability for defects, the parties hereto expressly agree that the Seller's liability for defects shall be excluded, irrespective of whether such defects are patent or hidden. The Seller has been instructed that he may not be exempt from liability for hidden defects if he is aware of such defects but fails to disclose them to the Purchaser. The Seller hereby represents that he is not aware of any hidden defects in or on the contractual property.

6.4 The Seller's statutory liability for defects in title shall not be deemed affected by the above provisions.


7.  Authorisation of the Notary Public

The parties involved hereby instruct and authorise the notary public to enquire with the municipality of Feldkirchen-Westerham after acceptance of the offer as to whether

                                                                     Translation
                                                                   Page 10 of 17

there exists any statutory right of first refusal, to give a notice pursuant to sec. 510 BGB if appropriate, and to give, obtain and receive any necessary permission, release, cancellation and other declaration suitable for the execution, as well as to file, amend or withdraw any application for registration.

                           B. Period Allowed for Acceptance

In order to take legal effect, this offer shall be accepted on or before

                                   31 December 2000

- the thirty-first day of December of the year two thousand -.

This period shall be deemed complied with if acceptance of the offer is recorded by a notary public within such period. The Seller expressly waives the service of the declaration of acceptance. However, the notary public recording the acceptance is hereby irrevocably instructed to deliver an official copy of the deed of acceptance to the Seller and the notary public recording this offer immediately after acceptance of the offer. In this connection, express reference is made to the period allowed for submitting the consent to the cancellation of the priority notice pursuant to Clause D.2 of his instrument.

                              C. Condition of Acceptance

This offer shall be deemed validly and effectively accepted by the Purchaser only when accepted as a whole and unconditionally.

The effective acceptance of this offer shall be subject to the condition that the Purchaser gives the following declarations in the instrument relating to the acceptance of the offer:

"With reference to the deed of offer, the Purchaser consents to immediate execution under this deed levied upon his entire property in relation to any and all obligations for payment of money incurred or assumed under the Contract for the Sale of Land.

The notary public is authorised to issue an enforceable copy of this deed at any time without evidence of the facts justifying the enforceability.

Furthermore, the Purchaser grants and gives to the recording notary public the same authorisations and instructions as are granted or given in the deed of offer."


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                                                                    Translation
                                                                  Page 11 of 17


                                 D.  Priority Notice

1.  The Seller hereby

                                       applies

that the priority notice for the protection of the Purchaser's claim for transfer of titie as consented to in Clause A. 4 hereof be registered in the land title register in the event that the offer is accepted.

The Seller has been instructed that a notarially certified declaration of the recipient of the offer is required for the cancellation of this priority notice even if the offer is not accepted.

The priority notice shall be subordinate to the easements specified in Clause
A.1. However, it may be registered at the best order of rank possible if the notary public expressly applies therefor.

2.  The Purchaser hereby

                                     consents to

the cancellation of such priority notice. The notary public is instructed to submit this consent to the cancellation together with the application for registration to the land title register only if he will not have received an instrument concerning the acceptance of this offer on or before 28 February 2001. Until such time it shall only be permissible to issue extracts from certified copies or official copies of the present instrument, exciuding the above consent to the cancellation of the priority notice.


                                 E. Power of Attorney

In the event that the offer is accepted, the Seller shall grant the Purchaser, releasing him from the restrictions set forth in sec. 181 BGB,

                                  power of attorney

for the purposes of declaring conveyance and giving any and all declarations in the name of the Seller as may be necessary for the execution and registration of the Contract for the Sale of Land in the land title register.


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                                                                    Translation
                                                                  Page 12 of 17

The Purchaser may exercise this power of attorney effectively only before the recording notary public, his officially appointed deputy or his successor in office. These persons are irrevocably authorised to record the conveyance only if either

- the purchase price, prior to the notarial recording of the conveyance, is deposited with the notary public's trust account with the instruction to pay such amount to the Seller after the conditions of the due date agreed upon in Clause A.3.2 hereof have been met, or

- for the purposes of securing payment of the purchase price, the Seller has been provided with an irrevocable and continuing guarantee issued by a financial institution licensed to do business within Germany, which guarantee contains a waiver of the defences pursuant to sec. 770 and sec. 771 BGB and a waiver of the right to be released from the guarantee upon deposit, with the costs of the guarantee or in reiation to the fiduciary transaction via the notary public's trust account to be borne by the Purchaser, or

- the Seller has confirmed to the notary public in writing that the purchase price has been paid.


                               F. Obligation to Tender

In the event that the offer is not accepted by Steinbeis Gessner GmbH, Brannenburg, in due time on or before 31 December 2000, the following

                                 Obligation to Tender

is agreed between

Steinbeis GmbH & Co. Grundstucksverwaltungs KG, Brannenburg,

- in the following referred to as the "KG" -

and

Steinbeis Gessner GmbH, Brannenburg,

- in the following referred to as the "GmbH" -

1. The obligation to tender shall commence on 1 January 2001 and cease on 31 December 2007.

                                                                    Translation
                                                                  Page 13 of 17


2. lf the KG sells the property to any partner of the KG or any company affiliated with the partner of the KG within the meaning of sec. 15 German Stock Corporation Act, or any private individual holding a direct or indirect share in the KG, the contracting parties agree that the tendering purchase price shall amount to

                                     DM 4,000,000
                             (four million Deutschmarks).

    Such tendering purchase price shall be increased by the difference between the agreed tendering price of DM 4 million and the fair market value of the contractual property at the time the offer is submitted by the GmbH (cf. Clause 5 below), provided that such amount shall not exceed the amount by which the tendering purchase price of DM 4 million would rise if it increased in the same proportion as the cost-of-living index of all private households in Germany (on the basis of 100 in 1991) as established by the Federal Statistics Office in VViesbaden has risen as against the index established for the month January 2001.

    In the event that the contracting parties fail to agree on the fair market value at the relevant time, such value shall be determined by two sworn experts, one of whom to be appointed by either party. lf either party fails to designate an expert within fourteen calendar days after having so been requested by the other party, such expert shall upon request be designated by the President of the Chamber of Industry and Commerce for Munich and Upper Bavaria in Munich. lf the experts come to different results, the arithmetic mean of the expert opinions shall be authoritative for the amount of the fair market value.

    The contracting parties assume that the above agreement is not subject to a permission pursuant to sec. 3 (2) Currency Act. They nonetheless instruct the recording notary public to obtain a confirmation from the Land Central Bank in Bavaria that the agreements reached are not subject to consent or permission.

3. lf the property is not sold to any of the persons pursuant to Clause F.2 (third parties), the tendering price shall correspond to the purchase price agreed with the third party.

4. The KG undertakes to give the GmbH a right of first refusal before selling it to the persons specified in Clause F.2 and F.3. The offer shall be submitted in writing and include the compiete version of the draft contract for the sale of land.

                                                                     Translation
                                                                   Page 14 of 17


5. VVithin a period of three months after receipt of the written offer, the GmbH shall be entitled to submit a binding and notarially recorded offer for the purchase of the property on the terms and conditions notified in writing. The KG shall be obliged to accept such notarially recorded and binding offer within a period of four weeks after receipt thereof.

6. lf the GmbH fails to submit the purchase offer in due time and form, the obligation to tender shall cease. In this case the KG may seil the property to any person whosoever within a further period of six months after the KG has submitted its written offer to the GmbH, provided, however, that the property shall not be sold at a price or on terms and conditions which are less favourabie to the KG than the terms and conditions set out in the first written offer.

7. The obligation to tender shall revive unless the KG has sold the property within six months after submission of the first written offer, or if the property is sold at a price or on terms and conditions which are less favourabie to the KG than the terms and conditions set out in the first written offer.

8. Any infringement of the above obligation to tender shall give rise to a contractual penalty amounting to

                                     DM 1,000,000
                              (one million Deutschmarks)

    which the KG shall pay to the GmbH. In addition, the GmbH reserves the right to claim any further damages. Such damages shall be credited against the contractual penalty.

    For the purposes of securing this conditional payment obligation, the KG creates an uncertificated land charge

     on the property plot no. 2548, local subdistrict of Vagen, in the amount of

                                     DM 1,000,000
                              (one million Deutschmarks)

    and

                             consents to and applies for

                                                                    Translation
                                                                  Page 15 of 17


    the registration of such land charge in the land title register at the best order of rank possible, however, subordinate to the priority notice pursuant to Clause D.

    As regards the conditional payment obligation, there is no demand for submission to immediate execution in rem or in personam.

    The costs incurred in relation to the registration in the land title register shall be borne by the KG.

9. The parties involved do not wish that the conditional claim for transfer of title under the above agreed obligation to tender be secured in rem by the registration of a priority notice pursuant to sec. 883 BGB.

                                   G. Instructions

The parties involved have been instructed by the notary public that

- any agreements must be recorded correctly and completely, and that any nonrecorded arrangements are null and void and may question the validity of the entire agreement;

- both contracting parties are jointly and severally liable for the payment of the costs and fees payable to the court and the notary public as well as for the real estate transfer tax;

- the property is liable for any public fees and charges in arrears, including but not limited to development charges, if any;

- title to the property is transferred to the Purchaser not until after conveyance has been registered in the land title register. Transfer of title can be registered only if and when this offer has been accepted, conveyance has been declared, the required permissions and negative confirmations concerning the statutory right of first refusal have been issued, and if and when the tax certificate of non-objection has been given;

    the property may be subject to a statutory right of first refusal under the German Building Code;

    a permission under the Real Estate Transactions Act is required in order that the contract for the sale of land concluded after acceptance of the offer can take legal effect.

                                                                     Translation
                                                                   Page 16 of 17


                          H. Costs, Official Copies, Copies

1. The costs incurred in the relation to the notarisation of this offer, as well as the costs incurred in relation to the registration of the priority notice of conveyance pursuant to Clause D shall be borne by Steinbeis GmbH & Co. Grundstucksverwaltungs KG, Brannenburg.

    The costs incurred in relation to the Purchaser's acceptance, the permissions required for the execution of the contract for the sale of land concluded by his acceptance, the costs of the execution and registration of the contract for the sale of land concluded by his acceptance in the land title register, as well as the real estate transfer tax shall be borne by the Purchaser.

2.  Official copies/Copies of this instrument shall be delivered immediately to

    Steinbeis Gessner GmbH (one official copy)
    Steinbeis GmbH & Co. Grundstucksverwaltungs KG, Brannenburg (one certified copy) the Land Central Bank in Bavaria (one certified copy) the tax office - real estate transfer tax department - Rosenheim, and the contracting parties (one simple copy each).

    After acceptance of the offer, copies of this instrument shall be delivered to

    -    the Seller (one official copy)
    -    the Purchaser (one official copy)

    both of the deed of offer and of the deed of acceptance,

    -    the land title register (one official copy of the deed of acceptance)
    -    the tax office - real estate transfer tax department - Rosenheim,
    - (one simple copy of the deed of acceptance, including a notice of alienation)
    - the county office (Landratsamt) of Rosenheim for the purposes of a permission pursuant to the Real Estate Transactions Act (one simple copy of the deed of offer, including the acceptance).

    Any certified copies and official copies may only be issued in extracts, i.e. without the consent to the cancellation pursuant to Clause D.2.

    After acceptance of the offer, the municipality of Feldkirchen-Westerham shall receive extracts from a simple copy of the deed of offer and the deed of

                                                                     Translation
                                                                   Page 17 of 17


    acceptance for the purposes of commenting on the statutory right of first refusal.


                                   I. Taking Notice

Steinbeis Gessner GmbH, Brannenburg, takes note of the above offer to enter into a sales and purchase contract without hereby accepting it.

                           Read out by the notary public,
                        approved by the parties involved and
                         signed by them in their own hands:

                                    [signatures]